AMENDMENT TO THE

2002 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

The 2002 Restricted Stock Plan for Non-Employee Directors is amended effective January 1, 2007 by replacing in Article II, Section 2(a) the number "450" with the number "850" and by replacing in Article II, Section 2(b) the number "600" with the number "1,000".